EXHIBIT 3.2.2

BARBARA K. CEGAVSKE	Document Number
Secretary of State	20170051800-24
202 North Carson Street	Filing Date and Time
Carson City, Nevada 89701-4201	02/02/2017 2:45 PM
(775) 684-5708	Entity Number
Website: www.nvsos.gov	E0621652011-5

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Environmental Packaging Technologies Holdings, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

400,000,000 authorized shares of common stock, par value $0.0001 per share
50,000,000 shares of preferred stock, par value $0.0001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

60,000,000 total authorized shares; 10,000,000 preferred stock and 50,000,000 common stock, par value $0.0001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

118,539,500 total authorized shares; 10,000,000 preferred stock and 108,539,500 common stock, par value $0.0001 per share

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued, shares after the change shall be rounded to nearest share

7. Effective date and time of filing: (optional)	Date:	Time:

8. Signature : (required)	(must not be later than 90 days after the certificate is filed)

/s/ Michael Hlavsa		President
Signature of Officer		Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split
Revised: 1-5-15